SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             JUNE 16, 2005
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
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(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

SUITE 112, 5415 CAMERON STREET
      LAS VEGAS, NEVADA                     89118
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(Address of principal executive offices)  (Zip Code)

                            415-924-9164
                            ------------
          Registrant's telephone number, including area code

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 16, 2005, Cimbix Corporation (the "Registrant") entered into an exclusive worldwide license agreement with PetsMobility Network (Canada) Inc. ("PetsMobility") to market and distribute their wireless communication device known as the PETsCELL(TM) and other technology products developed by PetsMobility under the PetsMobility brand. The license agreement provides for a term of 10 years with an option to renew for an additional 10 years. This license agreement is contingent upon PetsMobility receiving a $1,000,000 license fee to be paid in installments by December 16, 2005. PetsMobility also reserves the right to request shares in lieu of cash for the payment of the license fee.
The terms and conditions of the license agreement also includes a royalty payable to PetsMobility on an ongoing basis of 5% on all gross revenues earned on product sales. As part of the terms of the agreement, PetsMobility has the right to nominate up to two individuals to serve as members of the Board of Directors of the Registrant.

PetsMobility is a wireless communications company that is focused on the pet industry market. PetsMobility's patented product known as the PETsCELL(TM), is a cellular phone that is worn by cats and dogs as a collar that allows pet owners to place a telephone call from anywhere in the world to bond with their pet to alleviate the pet's anxiety or to be able to locate their pet in the event that their pet should become lost.

PetsMobility is the first ever to have the "CDMA GPS One" technology device specifically optimized for pets. Some of the key features of the PETsCELL(TM) include a rugged, waterproof design that is durable for pets and the environment that they play and live in; a two-way communication device with a built in speaker phone and microphone; a single "Call Owner" button to allow a person to press the button to notify the owner that their pet is lost; and an optional GPS locator to track the precise whereabouts of the pet at all times via the internet from anywhere in the world.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

C)  EXHIBITS

Exhibit      Description
-------	   -----------------

99.1 License Agreement between Cimbix Corporation and PetsMobility Network (Canada) Inc. dated June 16, 2005


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   June 17, 2005
                                        By:  /s/ DONALD WALKER
                                            -----------------------
                                             DONALD WALKER
                                             President, Director